AMERICAN FINANCIAL CORPORATION AND SUBSIDIARIES

         EXHIBIT 12 - COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (Dollars in Thousands)

                                                                     Year Ended December 31,
                                               ----------------------------------------------------------------------
                                                    2000           1999           1998            1997           1996
                                                    ----           ----           ----            ----           ----
Pretax income (loss)                           ($ 46,462)      $231,447       $209,563        $322,563       $304,651
Minority interest in subsidiaries
  having fixed charges (*)                        24,491         44,790         45,120          45,098         52,838
Less undistributed equity in
  losses of investees                            142,230         32,156         17,997          10,363         31,353
Fixed charges:
  Interest expense                                67,471         65,858         73,868          88,402         88,144
  Debt discount (premium) and expense                318           (449)          (631)           (701)        (1,174)
  One-third of rentals                            13,963         12,226         11,883          10,152          9,279
                                                --------       --------       --------        --------       --------

      EARNINGS                                  $202,011       $386,028       $357,800        $475,877       $485,091
                                                ========       ========       ========        ========       ========
Fixed charges:
  Interest expense                              $ 67,471       $ 65,858       $ 73,868        $ 88,402       $ 88,144
  Debt discount (premium) and expense                318           (449)          (631)           (701)        (1,174)
  One-third of rentals                            13,963         12,226         11,883          10,152          9,279
  Accrued distribution of subsidiary
    trust preferred subsidiaries                  18,399         18,575         19,031          15,499          1,031
                                                --------       --------       --------        --------       --------

      FIXED CHARGES                             $100,151       $ 96,210       $104,151        $113,352       $ 97,280
                                                ========       ========       ========        ========       ========

Fixed charges and preferred dividends:
  Fixed charges - per above                     $100,151       $ 96,210       $104,151       $ 113,352       $ 97,280
  Preferred dividends                              7,961          8,991          9,403          21,967         25,190
                                                --------       --------       --------        --------       --------
      FIXED CHARGES AND PREFERRED
        DIVIDENDS                               $108,112       $105,201       $113,554        $135,319       $122,470
                                                ========       ========       ========        ========       ========

Ratio of Earnings to Fixed Charges                  2.02           4.01           3.44            4.20           4.99
                                                    ====           ====           ====            ====           ====

Earnings in Excess of Fixed Charges             $101,860       $289,818       $253,649        $362,525       $387,811
                                                ========       ========       ========        ========       ========
Ratio of Earnings to Fixed Charges
  and Preferred Dividends                          1.87            3.67           3.15            3.52           3.96
                                                   ====            ====           ====            ====           ====
Earnings in Excess of Fixed Charges
  and Preferred Dividends                       $ 93,899       $280,827       $244,246        $340,558       $362,621
                                                ========       ========       ========        ========       ========

(*) Amounts include accrued distributions on trust preferred securities.

                                       E-2